                                                                    Exhibit 10.1


                              DATED 20 MARCH 1996




                    INTERNATIONAL FAMILY ENTERTAINMENT, INC


                                     -and-


                    TELE-COMMUNICATIONS INTERNATIONAL, INC




                                ---------------

                            SHAREHOLDERS AGREEMENT
                                in relation to
                                FLEXTECH p.l.c.

                                ---------------

THIS AGREEMENT is made as of the 20th day of March 1996

BETWEEN

(1)  INTERNATIONAL FAMILY ENTERTAINMENT, INC. a Delaware Corporation ("IFE");
     and

(2)  TELE-COMMUNICATIONS INTERNATIONAL, INC. a Delaware corporation ("TCI");

WHEREAS:

(A) United Artists European Holdings Limited (registered in England and Wales under no. 2514318), which is a wholly-owned subsidiary of TCI, has the interest in the share capital of Flextech p.l.c. (registered in England under No. 2688441) ("Flextech") details of which are set out in Part 1 of
     Schedule 1 hereto.

(B) Certain members of the IFE Group (as hereinafter defined) are proposing under the terms of two Sale and Purchase Agreements dated of even date herewith (together the "SALE AGREEMENTS") to acquire the interest in Flextech's share capital details of which are set out in Part 2 of Schedule 1 hereto and intend to acquire such interest in reliance on amongst other things, the undertakings and agreements given or made by TCI under this agreement.

(C) The parties are entering into this agreement for the purposes of recording certain matters which they have agreed with respect to the ownership of shares in Flextech.
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                                       2

NOW IT IS HEREBY AGREED as follows:

1.  DEFINITIONS

(1) In this Agreement, unless the context otherwise requires, the following terms have the following meanings:

"AFFILIATE" means, in relation to a party (the "RELEVANT PARTY"), any person directly or indirectly controlling or controlled by or under common control with the relevant party; "CONTROL" when used with respect to any person, means the direct or indirect ownership of securities in issue of such person carrying more than 50 per cent. of all voting rights; the terms "CONTROLLING" and "CONTROLLED" have corresponding meanings; "VOTING RIGHTS" means the right to vote at general meetings on all or substantially all matters; and "VOTING SECURITIES" shall be construed accordingly herein. For the purposes of this definition, shares and/or voting rights held by a person as a nominee for another person shall be deemed to be shares and/or voting rights held by that other person;

"ARTICLES" means the articles of association of Flextech (as the same may subsequently be amended from time to time);

"BOARD" means the board of Directors in a meeting  duly constituted;

"BUSINESS DAY" means a day other than a Saturday, Sunday or public holiday in the United Kingdom or the States of Virginia or Colorado;

"CITY CODE" means the City Code on Takeovers and Mergers as amended from time to time;

"COMPANIES ACT" means the Companies Act 1985 of Great Britain;
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                                       3

"CONSIDERATION SHARES" means together the "Consideration Shares" as defined in both Sale Agreements except that it shall include any Ordinary Shares issued on any conversion of any of the Convertible Shares referred to in those definitions in the Sale Agreements;

"CONVERTIBLE SHARES" means the Convertible Non-Preferred Shares of 10p each (or such other nominal amount into which they may be consolidated or split) in the capital of Flextech, having the rights and subject to the restrictions set out in the Articles;

"DIRECTOR" means a director of Flextech;

"FLEXTECH CIRCULAR" means the circular sent by Flextech to its shareholders dated 12th May 1995;

"IFE GROUP" means IFE and each of its Affiliates;

"LONDON STOCK EXCHANGE" means London Stock Exchange Limited;

"NASDAQ" means the Nasdaq National Market System;

"ORDINARY SHARES" means ordinary shares of 10p each (or such other nominal amount into which they may be consolidated or split) in the capital of Flextech, having the rights and subject to the restrictions set out in the Articles;

"REGISTRATION RIGHTS AGREEMENT" means, in relation to any Stock issued pursuant to Clause 3, an agreement in substantially the form of that annexed hereto as Annexure "A" and initialled by (or on behalf of) the parties for identification;

"SHAREHOLDER" means each of TCI and IFE;
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                                       4

"SHARES" means any shares in the capital of Flextech outstanding from time to time;

"STOCK" or "TCI STOCK" means voting Common Stock of TCI   which at the time of
any issue to IFE (or to such other person as it may request) in accordance with this Agreement satisfies all of the following requirements:-

(i) at least 10 per cent. of the total issued and outstanding shares of such class of Common Stock is held by persons none of whom (including any Affiliates of such person):

(a) holds or is interested in 5 per cent. or more of the shares of such Common Stock; or

(b) is a director of (or is entitled to appoint or nominate a director of), or is involved (or is entitled to be involved) in any way in the management of, the issuer of such Common Stock (or any Affiliate thereof) (or is an associate (for the purposes of Rule 126.2 under the Securities Exchange Act of 1934) of any such director or person);

(ii) the aggregate Market Price (as defined in Clause 3.1(b)) of all such Common Stock as is held by the persons referred to in (i) above (whether or not the percentage of such Common Stock held by such persons is the minimum 10 per cent referred to above or a greater percentage), is not less than US$100 million (and, for the purposes of this requirement, where such Market Price is denominated in pounds sterling, the US dollar equivalent thereof shall be determined by reference to the rate for conversion of pounds sterling into US dollars (published by the Financial Times under the table "Exchange Cross Rates" (or such other table as may replace it for the purposes of quoting spot exchange rates of major banks) on the relevant day); and
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                                       5

     (iii) such Common Stock constitutes the largest class (by total number of shares issued and outstanding) of voting Common Stock of the relevant issuer as shall have previously been offered to the public and be listed on any national securities exchange in the US (including Nasdaq) or be admitted to the Official List of the London Stock Exchange.

"TCI GROUP" means TCI, TC Inc and each of their respective Affiliates;

"TC INC" means Tele-Communications, Inc a corporation incorporated under the laws of the State of Delaware, USA and having its principal office at Terrace Tower 11, 5619 DTC Parkway, Englewood, Colorado 80111, USA (or any successor corporation thereof); and

"CROWN", "HALLMARK SUBSCRIPTION AGREEMENT", "SUBSCRIPTIONS", "US WEST UK" AND "US WEST SUBSCRIPTION AGREEMENT" each has the meaning attributed thereto in the Flextech Circular.

(2) For the purposes of this Agreement a person shall be deemed to be interested in Shares or other securities if it is interested in those Shares or other securities for the purposes of Part VI of the Companies Act, disregarding for this purpose sections 204, 205, 206 and 209 thereof, and whether or not the number of Shares in which such person is interested shall constitute a notifiable interest for the purposes of section 198 of the Companies Act.

(3) The expression "person" herein includes any person, firm or company or group of persons or any unincorporated body.

(4)  The headings in this Agreement do not affect its interpretation.
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                                       6

(5)  Any reference, express or implied, to an enactment includes references to:

(a) that enactment as amended, extended or applied by or under any other enactment before or after this Agreement;

(b) any enactment which that enactment re-enacts (with or without modification); and

(c) any subordinate legislation made (before or after this Agreement) under that enactment, as amended, extended or applied as described in paragraph
     (a) above or under any enactment within paragraph (b) above.

(6) Except where the context requires otherwise, references to Clauses and to Schedules are to clauses of or schedules to this Agreement and references to sub-clauses are to sub-clauses of the Clause in which the reference appears.

(7) Except where the context requires otherwise words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and words denoting persons include companies.

(8) Where any obligation pursuant to this Agreement is expressed to be undertaken or assumed by any Shareholder, such obligation shall be construed as requiring the Shareholder concerned to exercise all rights and powers of control over the affairs of any other person which that Shareholder is able to exercise (whether directly or indirectly) in order to secure performance of such obligation.

 2.  TAG ALONG RIGHTS

 2.1 Subject to Clause 2.3, if any member of the TCI Group:
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                                       7

(a) proposes to dispose of any Shares (or any interest in any Shares) to any person other than another member of the TCI Group; or

(b) which holds (or has any interest in) any Shares (a "TCI Vendor") is to cease to be an Affiliate of TCI,

(the Shares disposed of either directly pursuant to Clause 2.1(a) or indirectly pursuant to Clause 2.1(b) by virtue of a TCI Vendor ceasing to be an Affiliate of TCI, being hereinafter referred to as the "SALE SHARES"), TCI shall forthwith give written notice to IFE of such proposed disposal (a "DISPOSAL NOTICE") and where such disposal would constitute a Triggering Disposal (as defined below) IFE may by notice in writing served on TCI within 10 Business Days of receipt of a Disposal Notice (in the case of disposals pursuant to Clause 2.1(a)) and within 10 Business Days of agreement or certification of an Equivalent Price (in the case of disposals pursuant to Clause 2.1(b)) require TCI either to procure that the acquirer of the Sale Shares (or of shares or interests in the TCI Vendor, as the case may be) offers or, at the option of TCI, to offer itself to purchase from IFE an Equivalent Proportion (or such lesser proportion, if any, as IFE may wish to sell) of the Consideration
Shares (to be selected by IFE) held by members of the IFE Group at an Equivalent Price and at the same time as the Sale Shares are disposed of or, as the case may be, the TCI Vendor ceases to be an Affiliate of TCI.

For the purposes of this clause the creation of any security over Shares (as opposed to the realisation of such security) shall not constitute, by itself, a disposal of such Shares and an agreement to dispose of any Shares shall not, by itself, constitute a disposal of such Shares but completion or closing of any disposal pursuant to such agreement shall constitute a disposal and accordingly prior to any such disposal taking place, TCI shall take the action required by the preceding provisions of this clause in relation to such disposal.
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                                       8

2.2 (a) A "DISPOSAL NOTICE" shall include certified details of the number of Sale Shares proposed to be disposed of, whether directly or indirectly, pursuant to Clauses 2.1(a) or (b) and, where it is given in relation to a Triggering Disposal, the Equivalent Price in respect of such Sale Shares.

    (b) An "EQUIVALENT PROPORTION" shall mean that proportion of the total number of Consideration Shares held or beneficially owned by members of the IFE Group as is, at the relevant time, equal to the proportion which the number of Sale Shares proposed to be disposed of (whether directly or indirectly) (less any of such Sale Shares the disposal of which, if there were no others, would not constitute a Triggering Disposal hereunder) bears to the total number of Shares held or beneficially owned by members of the TCI Group immediately prior to such disposal.

    (c) An "EQUIVALENT PRICE" shall mean:

        (i) in the case of a disposal pursuant to Clause 2.1(a) the same price per Share as that to be received by the member of the TCI Group proposing to make the relevant disposal (and, where any of such consideration is not to be satisfied by the payment of a monetary amount, such consideration shall be such amount as (subject to Clause 7.2(a)) TCI and IFE reasonably consider to be the monetary value thereof); and

        (ii) in the case of a disposal pursuant to Clause 2.1(b) a price per Share equal to an amount which TCI and IFE reasonably consider to be equal to the monetary value of that part of the consideration which is proposed to be payable in respect of the acquisition of Shares (or interest in Shares) in the TCI Vendor resulting in such TCI Vendor ceasing to be an Affiliate of TCI as referred to in Clause 2.1(b) and which is attributable to the TCI Vendor's interest in the Sale Shares.
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                                       9

     Subject and without prejudice to Clause 7.2(a), if TCI and IFE are unable to agree the relevant amount pursuant to Clause 2.2(c)(i) or Clause 2.2(c)(ii) within 10 Business Days of service of a Disposal Notice in relation to a Triggering Disposal either such party shall be entitled to refer the determination of the same to an independent, internationally recognised investment bank (the "EXPERT") agreed upon by TCI and IFE who shall determine its opinion of the fair market value of such Shares (the "CERTIFIED PRICE"). Subject as aforesaid, if TCI and IFE are unable to agree upon the identity of the Expert within a period of 10 days after expiry of the 10 Business Day period referred to above then the Expert shall be appointed by the President for the time being of the International Chamber of Commerce. TCI and IFE shall procure that there is retained so as to be made available to the Expert such information as it reasonably requires in order to determine the Certified Price. The Expert shall be deemed to be acting as an expert and not an arbitrator and its decision shall be final and binding on the parties. The cost of obtaining the Expert's certificate shall be borne by the parties equally.

(d) A "TRIGGERING DISPOSAL" means any disposal of Shares whether directly and/or indirectly pursuant to Clause 2.1(a) and/or (b) respectively, where the number of Shares proposed to be disposed of, when aggregated with the number of any Shares previously disposed of directly and/or indirectly pursuant to Clause 2.1, would exceed 5,634,060. Provided that if at any time hereafter any Shares are consolidated or sub-divided or issued with a nominal value which is greater or lesser than 10p per Share, then the number of Shares referred to in this definition in respect of which there have not been any disposals, directly or indirectly, pursuant to Clause 2.1 shall be reduced or increased accordingly and if any doubt arises as to the adjustment to be made to such number a certificate of the auditors for the time being of the Company as to what such adjustment should be shall be conclusive and binding on the parties hereunder (the intention of the parties being that any such consolidation or sub-division or issue of Shares with such greater
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                                      10
     or lesser nominal value should not increase or decrease the effective amount of Share capital the disposal of which would qualify as a Triggering Disposal hereunder).

2.3 This sub-clause applies where under any provision of any of the laws of the United Kingdom, or under any rules of the City Code or the London Stock Exchange, any third party is required to make a general offer to acquire at least the same percentage of IFE's holding (directly or indirectly) of Shares as it is offering to acquire from any member of the TCI Group and at the same price per Share as it is offering to the TCI Group. Such third party's offer and acquisition of such percentage (or, at the option of IFE, lesser percentage (if any)) of IFE's holding of Shares, in accordance with the terms of the relevant provision or rules, shall be treated as satisfying pro tanto the obligations of TCI under this clause with respect to the purchase or sale of a proportion of the Equivalent Proportion of Shares held by members of the IFE Group which is equal to the proportion of IFE's holding of Shares which such third party so offers to acquire.

3.  CONVERTIBLE SHARE PUT OPTIONS

3.1 (a) If the Convertible Shares have not become convertible into fully paid Ordinary Shares in accordance with the Articles by 1st June 1997, IFE shall be entitled at any time and from time to time thereafter to serve a written notice (the "Final Put Notice") on TCI requiring TCI to purchase all or part of the Convertible Shares comprised in the Consideration Shares held by any member of the IFE Group, at the Final Put Price (as defined below), in which event such purchase shall take place for cash, save that TCI may elect for IFE to take TCI Stock instead of cash. TCI shall tender notice of its election to IFE within 5 business days thereafter. If TCI has not responded within 5 days, IFE shall retransmit the Final Put Notice to TCI, and if TCI still has not responded two days after the second transmission, TCI will be deemed irrebuttably to have elected to pay the purchase price in cash.
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                                      11

If TCI elects to pay the purchase price in TCI Stock, at IFE's option either:-

(i) such purchase shall be in exchange for the issue to IFE (or to such other Affiliate of IFE as IFE may request) by TCI of fully paid restricted shares of TCI Stock having an aggregate Value at least equal to the Final Put Price (the "First Choice"); or

(ii) half the Convertible Shares to which the Final Put Notice relates shall be purchased by TCI at the Final Put Price (as defined below) in exchange for the issue to IFE (or to such other Affiliate of IFE as IFE may request) by TCI of fully paid restricted shares of TCI Stock having an aggregate Value at least equal to the Final Put Price and the other half of such Convertible Shares shall be converted into Ordinary Shares in accordance with the Articles (the "Second Choice").

IFE shall give written notice to TCI within five Business Days of IFE's receipt of notice of TCI's election of whether IFE elects the First Choice or the Second Choice.

Completion of the foregoing shall take place on the fifth Business Day following service of the Final Put Notice or, if IFE is entitled to elect for either the First Choice or Second Choice, on the fifth Business Day following the date on which IFE elects for the First Choice or the Second Choice, subject to paragraph
(c) below.

     (b)  For the purposes of this clause:

"FINAL PUT PRICE" shall mean the greater of (First) a price equal to (Pounds)3.64 per Convertible Share and (Second) the aggregate Market Price of the number of Ordinary Shares into which the number of all Convertible Shares held by any
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                                      12

member of the IFE Group would have been converted if such conversion had taken place, in accordance with the Articles, on the date on which the relevant Final Put Notice is served;

"MARKET PRICE" shall mean the average of the daily market prices for the 20 consecutive trading days immediately preceding the fifth Business Day following the date on which the relevant Final Put Notice is served and "daily market price" shall mean in respect of any date the middle market quotation for Ordinary Shares as derived from the daily official list of the London Stock Exchange for such day provided that if the Ordinary Shares shall not be listed on the London Stock Exchange as at the date of service of the Final Put Notice, the Market Price shall be the fair value per Ordinary Share (in pounds sterling) as determined by an Expert appointed in accordance with Clause 2.2(c) except where the Ordinary Shares are only admitted to trading on the Unlisted Securities Market (or the Alternative Investment Market) of the London Stock Exchange, in which case Market Price shall mean the average of the daily market prices for the 20 consecutive trading days immediately preceding the fifth Business Day following the date on which the relevant Final Put Notice is served where "daily market price" shall mean the average of the prices for the Ordinary Shares as recorded in such daily official list for business done in the Ordinary Shares, such average being weighted by reference to the volumes at which any such business was done where such volumes are also recorded in the daily official list; and

"VALUE" means the pounds sterling equivalent of the Average Market Price of the Stock, where "Average Market Price" shall mean the average of the daily market prices for the 20 consecutive trading days immediately preceding the fifth Business Day following the date on which the relevant Final Put Notice is served and "daily market price" shall mean in respect of any date the last reported sale price on the relevant day on the principal United States securities exchange on which the relevant Stock is listed, or, in the case of Stock which is listed on
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                                      13

the London Stock Exchange, the middle market quotation for the Stock as derived from the daily official list of the London Stock Exchange for the relevant day and "pounds sterling equivalent" shall be determined by reference to the rate of conversion of US dollars into pounds sterling published in the Financial Times under the table "Exchange Cross Rates" (or such other table as may replace it for the purpose of quoting spot exchange rates of major banks) on the relevant day.

(c) Completion of the sale of the Convertible Shares shall take place on the applicable date referred to in paragraph (a) above or so soon thereafter as any determination by an Expert of the fair value per Ordinary Share (for the purposes of the above definition of Market Price) is completed) at the offices of Flextech whereupon, if neither the First Choice nor the Second Choice applies:

     (i) IFE shall procure the delivery to TCI of duly executed stock transfer forms (executed in favour of TCI (or such other person as it may request)) in respect of the Convertible Shares, together with the Share certificates in respect thereof (or an indemnity in terms reasonably acceptable to TCI in lieu thereof); and

    (ii) TCI shall procure the unconditional and irrevocable credit to the bank account specified by IFE in the relevant Final Put Notice of the total Final Put Price in respect of all the Convertible Shares;

   (iii) If the First Choice applies, IFE shall comply with paragraph (i) above and TCI shall procure the unconditional allotment and issue to IFE (or to such other person as it may request) of the fully paid restricted TCI Stock in satisfaction of the Final Put Price, such Stock to be issued on terms that all stamp duties, capital duties and such other duties or taxes payable in respect of the allotment or issue thereof (and the issue of certificates in respect thereof) shall be borne by TCI and that as from the effectiveness of a Registration Statement relating thereto under the Securities Act 1933 and subject to the effectiveness of any legend required by Clause 6, the restricted TCI Stock will be listed and capable of being dealt in or traded by any member of the IFE Group on the principal securities exchange on which other securities of the same class as the Stock are currently listed.

   (vi) If the Second Choice applies, IFE shall comply with paragraph (i) above in respect of half the Convertible Shares to which the Final Put Notice relates and TCI shall comply with paragraph (iii) above in respect of the Final Put Price attributable thereto.

4.  FURTHER PUT OPTION

4.1  TCI undertakes to IFE that if at any time:

     (a) whether as a result of subscription for any Shares or otherwise the aggregate of

     (i) the percentage of all the issued and outstanding Shares which is held by any member of the TCI Group or in which any such member has any interest; and

     (ii) the initial US WEST/CROWN/IFE interest (as defined below)

     exceeds 75 per cent; or

     (b) any member(s) of the TCI Group exercise any rights which it is or they are able to exercise (whether directly or indirectly and whether at any shareholder meeting or by means of any directions given to any Director(s) appointed by it, which are acted upon by such Director(s)) in favour of any action to be taken by Flextech leading to its Ordinary Shares ceasing to be admitted to trading on the
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                                      15

Unlisted Securities Market of the London Stock Exchange, (except only where this is in connection with their admission to the Official List of the Stock Exchange), or having been admitted to such Official List, leading to its Ordinary Shares ceasing to be included in the Official List, except where the same is required by Flextech's financial position or by the London Stock Exchange (but, in the latter case, not where this is as a result of any action or omission which has occurred with the consent, support or approval of any member of the TCI Group in circumstances where, with appropriate professional advice, it would be reasonable to expect that the London Stock Exchange would take the relevant action which it has taken),

TCI shall thereupon offer in writing to purchase or acquire from the IFE Group all Consideration Shares in Flextech (or any interest therein) held by any member of the IFE Group (the "IFE Shares") at the Purchase price (as defined below). Such offer shall be open for acceptance for seven Business Days and, if accepted, completion of the purchase or acquisition of the IFE Shares shall take place at the offices of Flextech on the third Business Day following any such acceptance, whereupon:

     (i) IFE shall procure the delivery to TCI (or to such other person as it may request) of duly executed stock transfer forms in respect of all the IFE Shares, together with the Share certificates in respect thereof (or an indemnity in terms reasonably acceptable to TCI in lieu thereof); and

     (ii) TCI shall procure the unconditional and irrevocable credit to the bank account specified by IFE in connection with any notification to TCI of acceptance of the relevant TCI offer, of the aggregate Purchase Price for all the IFE Shares in pounds sterling.

4.2  For the purposes of Clause 4.1
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                                      16

     "INITIAL US WEST/CROWN/IFE INTEREST" shall mean that percentage of the total issued and (from time to time) outstanding Shares as is represented by the the actual number of Shares acquired by US WEST UK and Crown pursuant to the Subscriptions and still held by US WEST UK (or any of its Affiliates) and/or Crown (or any of its Affiliates) together with the actual number of Consideration Shares still held by IFE (or any of its Affiliates); and

     "PURCHASE PRICE" shall mean the higher of

     (i) the highest price paid (or agreed to be paid) by any member of the TCI Group (other than to IFE pursuant to Clauses 2 or 3 above or to Crown pursuant to Clauses 2 or 3 of the Hallmark Subscription Agreement or to US WEST UK pursuant to Clauses 2 or 3 of the US WEST Subscription Agreement for any Ordinary or Convertible Shares at any time during the twelve months ending with (and including) the date (the "Offer Date") on which TCI becomes under an obligation to make the offer to IFE referred to in Clause 4.1; and

     (ii) the Market Price per Ordinary Share determined as referred to in Clause 3.1(b) but on the basis that a reference to the Offer Date is substituted for the references therein to the date of service of the Final Put Notice.

4.3 TCI agrees to procure the provision to IFE of all such information (including, without limitation, auditor's certificates) as IFE may reasonably require for the purposes of satisfying itself that any Purchase Price has been properly determined by TCI in accordance with the requirements of this Agreement.

 5.  EFFECTIVE DATE

This Agreement shall become effective on the date on which the Sale Agreements are completed in accordance with their respective terms.
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                                      17

 6.  REGISTRATION RIGHTS AGREEMENTS

If in accordance with Clause 3.1(a) any Final Put Price which becomes payable by TCI hereunder is satisfied by the allotment and issue of any TCI Stock, TCI shall promptly execute and deliver to IFE and IFE shall promptly execute and deliver to TCI, a Registration Rights Agreement with respect to such TCI Stock. IFE shall not offer or sell any TCI Stock obtained hereunder in the absence of any effective registration statement with respect thereto under the Securities Act of 1933, or the availability of an exemption from the registration requirements thereunder, and shall comply with all obligations of US federal and state law relating thereto to the extent applicable. Certificates representing TCI Stock issued hereunder shall be stamped with an appropriate legend to the extent necessary to comply with applicable US federal and state law.

 7.  US WEST AND CROWN SHAREHOLDER AGREEMENTS

7.1 TCI warrants that TCI has entered into agreements with Crown and US WEST on similar terms to this Agreement (the "other agreements") and TCI undertakes to IFE not to agree to any variation in the terms of either or both or the other agreements (whether by way of waiver or modification of any of their terms or otherwise) without giving to IFE reasonable notice of any such variation and a reasonable opportunity to consider the same and, if IFE so elects, to incorporate the same variation, mutatis mutandis in this Agreement at the same time as it is incorporated or made to the other agreement(s).

7.2 (a) Where each of IFE, Crown and US WEST would be entitled to exercise any rights under Clause 2.1 of this Agreement or the other agreements following any Triggering Disposal, the parties agree that, so as to ensure that the Equivalent Price falling to be determined for the purposes of each such clause is the same for all of IFE, Crown and US WEST under this Agreement and the other agreements, Crown and US WEST shall be invited to participate in any discussions or negotiations between the parties with respect to the determination of such

Equivalent Price including, without limitation, the appointment of any Expert pursuant to Clause 2.2(c). TCI further agrees to procure that IFE is similarly invited to participate in any such discussions or negotiations which take place between TCI and/or US WEST and/or Crown pursuant to the other agreements;

     (b) Where any TCI Stock is issued pursuant to Clause 3.1, TCI agrees that the same class of Stock (satisfying the requirements of this Agreement) shall be issued to IFE as any TCI Stock issued to US WEST or Crown on any exercise by them of their rights under any equivalent provision of the other agreements within the period of 60 days preceding the date of service of IFE's Final Put Notice and that any TCI Stock which fails to be issued to US WEST or Crown in respect of any exercise by them of their rights under the provisions of the other agreements in the period of 60 days following completion of the sale of Convertible Shares by IFE following the service of any Final Put Notice by it shall be of the same class as any TCI Stock which was issued to IFE (or to such other person as it requested) pursuant to Clause 3.1.

     (c) TCI agrees to give immediate notice to IFE of any receipt by TCI of any First Put Notice or Final Put Notice (in each case as defined in the other agreements) from US WEST or Crown.

 8.  WAIVER OF RIGHTS

No waiver by a Shareholder of any failure or failures by any other party to perform any provision of this Agreement shall operate or be construed as a waiver in respect of any other or further failure whether of a like or different character.

 9.  AMENDMENTS

This Agreement may be amended only by an instrument in writing signed by duly authorised representatives of each of the parties.

 10.  INVALIDITY

If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. Notwithstanding the foregoing, the parties shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision, achieving so nearly as possible the same commercial effect, to be substituted for the provision so found to be invalid, illegal or unenforceable.

 11.  NO PARTNERSHIP OR AGENCY

11.1 Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the Shareholders nor, save as may be expressly set out herein, constitute either Shareholder the agent of the other Shareholder for any purpose.

11.2 In addition, unless otherwise agreed in writing between the Shareholders, neither of them shall enter into contracts with third parties as agent for the other Shareholder nor shall either Shareholder describe itself as agent as aforesaid or in any way hold itself out as being an agent as aforesaid.

 12.  ANNOUNCEMENTS

Except as may be required by law or the rules of any stock exchange or governmental or other regulatory authority, whether or not having the force of law, no announcement or circular in connection with the subject matter of this Agreement shall be made or issued by or on behalf of one party without the prior written approval of the other party, such approval not to be unreasonably withheld or delayed.

 13.  NOTICES

Any notice or other communication to be given hereunder shall either be sent by facsimile transmission (provided that the notice sent by such facsimile transmission shall be confirmed by a telephone call to IFE or TCI (as the case may be) within one Business Day before and after the sending of the notice by facsimile transmission and provided further that any failure so to confirm by telephone call such notice shall not invalidate the same) as follows:

     (a)  IFE

          Address:          2877 Guardian Lane,
                            Virginia Beach
                            Virginia 23452

          Telephone:        804 459 6010
          Facsimile:        804 459 6421

          FAO: Timothy B. Robertson, President and CEO

          Copy to:-

          Louis A Isakoff


     (b)  TCI

          Address:         Terrace Tower 11
                           5619 DTC Parkway
                           Englewood

                           Colorado 80111
                           USA

          Fax No:          001 303 488 3242
          Tel No:          001 303 267 4827

          Addressed for the Personal  General Counsel (presently Steve
           attention of:              Brett) and Chief Executive Officer
                                      (presently Fred Vierra)

13.2 The parties may change the address or fax number or the name of the person for whose attention notices are to be addressed by serving a notice on the other in accordance with this Clause 13.

13.3 All notices given in accordance with Clause 13.1 shall be deemed to have been served at the time of transmission of the relevant facsimile of the notice;

PROVIDED that where such transmission occurs after 5.00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at
9.00 a.m. on the next following Business Day. References to time in this clause are to local time in the country of the addressee.

13.4 In proving such service, it shall be sufficient to prove that the facsimile transmission was made after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

13.5 All sales by IFE hereunder shall be as beneficial owner free from encumbrances and cum dividends.

 14.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

The parties hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of the State of Delaware.

 15.  NO ASSIGNMENT

No party may assign any of its rights or obligations in respect of this Agreement in whole or in part save that IFE may assign such rights and obligations to any Affiliate thereof (or any successor corporation thereof).

 16.  COUNTERPARTS

This agreement may be executed in two or more counterparts each signed by one or more of the parties hereto and such counterparts shall together constitute one agreement.

17.  CONDITION

This Agreement shall be conditional upon TCI obtaining board approval of the arrangements contemplated herein.


IN WITNESS whereof this Agreement has been signed by the duly authorised representatives of the parties hereto the day and year first before written.

                THE SCHEDULE REFERRED TO IN RECITALS (A) AND (B)

                                     PART 1


                    (DETAILS OF TCI'S INTEREST IN FLEXTECH)



                           56,340,598 ORDINARY SHARES

                                    PART 2

               (DETAILS OF IFE'S PROPOSED INTEREST IN FLEXTECH)



                         5,792,008 CONVERTIBLE SHARES

SIGNED by                     )
                              )
for and on behalf of          )  [SIGNATURE APPEARS HERE]
INTERNATIONAL FAMILY          )
ENTERTAINMENT, INC.           )




SIGNED by                     )
                              )
for and on behalf of          )  [SIGNATURE APPEARS HERE]
TELE-COMMUNICATIONS           )
INTERNATIONAL, INC            )